                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Form S-3 of our report dated February 1, 2001 relating to the financial statements, which appears in Onyx Acceptance Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers



Orange County, California

December 4, 2001